UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2026

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	001-34762		31-1042001
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. employer identification number)

255 East Fifth Street, Suite 800	Cincinnati,	Ohio	45202
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, No par value	FFBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d)    On October 27, 2026, the Board of Directors (the “Board”) of First Financial Bancorp. (the “Company”), appointed Timothy A. Massa as a director to the Board effective immediately. In connection with the appointment of Mr. Massa, the size of the Board was increased from ten directors to eleven directors. Both Mr. Massa’s appointment to the Board and the increased number of directors on the Board were done upon recommendation of the Corporate Governance and Nominating Committee of the Board (the “CGNC”). Mr. Massa will serve as a director on the Board until the 2027 annual meeting of the Company’s shareholders, at which time it is anticipated that Mr. Massa will stand for election by the Company’s shareholders.

Mr. Massa, age 59, brings thirty-seven years of executive human capital leadership to the Board. Mr. Massa joined the team at The Kroger Co. (“Kroger”) sixteen years ago as the Vice President of Talent Development. For the past twelve years, he served on Kroger’s senior leadership team as the Executive Vice President and Chief Associate Experience Officer. Prior to his roles with Kroger, Mr. Massa spent twenty-one years in a series of human resources leadership roles with The Procter & Gamble Company. Mr. Massa retired from his role at Kroger on September 18, 2026, concluding an illustrious career of human capital leadership. Mr. Massa’s skills include executive compensation, succession planning, talent strategy and development, labor relations, and culture building.

The CGNC reviewed the skills and qualifications of Mr. Massa and determined that he would be a valuable addition to the Board. The CGNC further reviewed his background and activities and determined that Mr. Massa qualifies as an independent director in accordance with the Nasdaq rules and the rules of the Securities and Exchange Commission (the “SEC”). Mr. Massa will be compensated as a non-employee director consistent with the Company’s standard compensation for non-employee directors (“Director Compensation”). The Company’s standard Director Compensation program is more fully described in the Company’s definitive proxy statement filed with the SEC on April 16, 2026 (the “Proxy Statement”) under the heading “2025 Board Compensation”. Additionally, Mr. Massa will be subject to the Company’s share ownership requirements for non-employee directors as described in the Proxy Statement beginning on page 44 under the heading “Share Ownership Guidelines”.

In connection with his appointment to the Board, Mr. Massa will receive a pro-rated non-employee director annual cash retainer and stock award. The stock award was priced at $32.54, the closing price of the Company’s stock on October 27, 2026, and vests on the date of the 2027 annual meeting of the Company’s shareholders, consistent with the vesting of stock awards granted to non-employee directors.

No family relationships exist between Mr. Massa and any of the Company’s other directors, executive officers or any other person that would require disclosure under Item 401(d) of Regulation S-K promulgated by the SEC (“Regulation S-K”). There are no arrangements or understandings pursuant to which Mr. Massa was selected as a director, and Mr. Massa does not have any direct or indirect material interest in any transaction which would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On October 28, 2026, the Company issued a press release announcing the appointment of Mr. Massa to the Board, a copy of which is attached hereto as Exhibit 99.1.

The Company does not intend for this Item 7.01 or Exhibit 99.1 to be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference into its filings under the Securities Act of 1933, as amended.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:
    99.1    Press Release issued by First Financial Bancorp., dated October 28, 2026
    104     Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        FIRST FINANCIAL BANCORP.

By: /s/ Karen B. Woods
Karen B. Woods
General Counsel

Date:	October 28, 2026